Exhibit 99.1

For release: February 17, 2023

Contact: Brian F. Kidd, SVP/Controller

Phone: (615) 890-2020

NHC Reports 2022 Year End Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and grant income for the year ended December 31, 2022 totaled $1,085,738,000 compared to $1,074,302,000 for the year ended December 31, 2021, an increase of 1.1%. The net operating revenues increase in 2022 was despite a reduction in government stimulus income of $51.9 million compared to 2021.

For the year ended December 31, 2022, the reported GAAP net income attributable to NHC was $22,445,000 compared to $138,590,000 for the 2021 year. Excluding the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the year ended December 31, 2022 was $37,323,000 compared to $62,645,000 for the 2021 year (*). The decrease in non-GAAP earnings for 2022 compared to 2021 was primarily due to the $51.9 million decrease of government stimulus income recorded. GAAP diluted earnings per share were $1.45 compared to $8.99 for the years ended December 31, 2022 and 2021, respectively. Adjusted diluted earnings per share were $2.42 compared to $4.06 for the years ended December 31, 2022 and 2021, respectively (*).

For the quarter ended December 31, 2022, the reported GAAP net income attributable to NHC was $6,353,000 compared to $15,788,000 for the same period in 2021. Excluding the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended December 31, 2022 was $11,046,000 compared to $15,801,000 for the same period in 2021 (*). The decrease in non-GAAP earnings for the quarter ended December 31, 2022 compared to the fourth quarter of 2021 was primarily due to the $14.5 million decrease of government stimulus income recorded. The GAAP diluted earnings per share were $0.41 compared to $1.02 for the quarters ended December 31, 2022 and 2021, respectively. Adjusted diluted earnings per share were $0.72 and $1.02 for the quarters ended December 31, 2022 and 2021, respectively (*).

(*) - See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 68 skilled nursing facilities with 8,726 beds. NHC affiliates also operate 23 assisted living communities with 1,181 units, five independent living communities with 475 units, three behavioral health hospitals, 35 homecare agencies, and 29 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q, and 10-K. All forward-looking statements represent NHC’s best judgment as of the date of this release.

-more-

Consolidated Statements of Operations
(in thousands, except share and per share amounts)
	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021
Revenues and grant income:
Net patient revenues	$252,424	$256,894	$1,029,085	$965,542
Other revenues	11,612	11,484	45,196	45,400
Government stimulus income	517	15,056	11,457	63,360
Net operating revenues and grant income	264,553	283,434	1,085,738	1,074,302

Costs and expenses:
Salaries, wages and benefits	167,341	182,800	686,169	666,063
Other operating	67,365	62,543	289,372	266,754
Facility rent	10,207	10,381	40,977	40,818
Depreciation and amortization	10,478	10,151	40,489	40,672
Interest	112	188	563	845
Impairment/(recovery) of assets	-	8,225	(3,728)	8,225
Total costs and expenses	255,503	274,288	1,053,842	1,023,377

Income from operations	9,050	9,146	31,896	50,925

Non-operating income	2,690	2,529	11,141	17,774
Gain on acquisition of equity method investment	-	-	-	95,202
Unrealized gains/(losses) on marketable equity securities	(4,327)	9,364	(15,806)	(13,863)

Income before income taxes	7,413	21,039	27,231	150,038
Income tax provision	(1,839)	(5,044)	(7,254)	(10,951)
Net income	5,574	15,995	19,977	139,087

Net (income)/loss attributable to noncontrolling interest	779	(207)	2,468	(497)

Net income attributable to National HealthCare Corporation	$6,353	$15,788	$22,445	$138,590

Net income per common share
Basic	$0.41	$1.03	$1.46	$9.03
Diluted	$0.41	$1.02	$1.45	$8.99

Weighted average common shares outstanding
Basic	15,326,680	15,364,302	15,410,222	15,347,129
Diluted	15,358,488	15,440,633	15,447,211	15,416,716

Dividends declared per common share	$0.57	$0.55	$2.26	$2.11

Balance Sheet Data	Dec. 31	Dec. 31
(in thousands)	2022	2021

Cash, cash equivalents and marketable securities	$182,589	$256,025
Restricted cash, cash equivalents and marketable securities	158,067	175,884
Current assets	353,932	426,638
Property and equipment, net	506,532	520,996
Total assets	1,275,450	1,403,396
Current liabilities	197,887	263,201
NHC stockholders' equity	874,276	903,004

-more-

Selected Operating Statistics
	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021
Skilled Nursing Per Diems:
Medicare	$544.11	$530.32	$541.23	$529.03
Managed Care	482.99	439.61	439.07	414.11
Medicaid	236.86	224.61	232.22	225.40
Private Pay and Other	265.55	259.96	267.50	255.60

Average Skilled Nursing Per Diem	$310.82	$297.62	$304.04	$297.19

Skilled Nursing Patient Days:
Medicare	82,965	91,056	341,926	362,080
Managed Care	51,003	56,133	214,826	239,726
Medicaid	284,208	317,610	1,204,139	1,213,565
Private Pay and Other	157,174	158,577	646,651	597,802

Total Skilled Nursing Patient Days	575,350	623,376	2,407,542	2,413,173

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021

Net income attributable to National Healthcare Corporation	$6,353	$15,788	$22,445	$138,590
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	4,327	(9,364)	15,806	13,863
Operating results for newly opened operations not at full capacity (1)	1,383	442	5,416	922
Gain on acquisition of equity method investment	-	-	-	(95,202)
Impairment/(recovery) of assets	-	8,225	(3,728)	8,225
Stock-based compensation expense	632	715	2,612	2,620
Income tax benefit on non-GAAP adjustments	(1,649)	(5)	(5,228)	(6,373)
Non-GAAP Net income	$11,046	$15,801	$37,323	$62,645

GAAP diluted earnings per share	$0.41	$1.02	$1.45	$8.99
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	0.21	(0.45)	0.76	0.67
Operating results for newly opened operations not at full capacity (1)	0.07	0.02	0.26	0.04
Gain on acquisition of equity method investment	-	-	-	(6.16)
Impairment/(recovery) of assets	-	0.40	(0.18)	0.39
Stock-based compensation expense	0.03	0.03	0.13	0.13
Non-GAAP diluted earnings per share	$0.72	$1.02	$2.42	$4.06

(1) The newly opened operations not at full capacity for the 2022 period presented consisted of operations opened from 2020 through 2022.  This consisted of two behavioral health hospitals, one homecare agency, and one hospice agency.  The newly opened operations for the 2021 period presented consisted of operations opened from 2019 through 2021.  The 2021 period consisted of one memory care facility and two behavioral health hospitals.

###